Exhibit 10.24

VOTING TRUST AND ESCROW AGREEMENT

THIS AGREEMENT dated the eighth day of May, 2008.

BETWEEN

FIRSTGOLD CORP.
a corporation incorporated
under the laws of Delaware

(hereinafter called "Firstgold")
OF THE FIRST PART
And

A. SCOTT DOCKTER

(hereinafter called "Dockter")
OF THE SECOND PART

And

EQUITY TRANSFER & TRUST COMPANY

(hereinafter called the "Trustee")
OF THE THIRD PART

WHEREAS:

A.           Pursuant to this Voting Trust and Escrow Agreement (the "Agreement"), Dockter agrees to deliver for transfer to the Trustee 2,943,641 fully paid common shares in the capital of Firstgold, which constitutes all of his direct and beneficial shareholdings in the capital of Firstgold that are unsecured (the "Unsecured Shares"), together with a duly completed power of attorney to transfer such shares with signature guaranteed by either a Canadian Schedule I Chartered Bank or a financial institution that is a member of a recognized STAMP Medallion Signature Guarantee Program, and 4,329,000 fully paid common shares in the capital of Firstgold that are subject to security and pledge agreements (the "Secured Shares"), which constitutes all of his direct and beneficial holdings in the capital of Firstgold that are secured and not presently available for transfer to the Trustee. The Trustee shall register such Unsecured Shares in the name of "Equity Transfer & Trust Company, as Voting Trustee", and the Secured Shares shall be so registered as and when they are delivered to the Trustee for transfer in accordance with paragraph 2 hereof.

B.           The Unsecured Shares transferred to the Trustee and the Secured Shares upon transfer to the Trustee in accordance with the terms hereof are herein called the "Trust Shares".

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants herein contained, the parties agree as follows:

1.           By execution hereof, Dockter hereby agrees to transfer to the Trustee the Trust Shares, to be held in trust by the Trustee in accordance with the terms contained herein. The Trustee agrees to hold the Trust Shares in its name or in the name of its nominee and vote or cause to be voted the Trust Shares in the manner herein provided.

2.           Dockter hereby acknowledges and agrees that should any security underlying the Secured Shares be discharged, upon such discharge the Secured Shares so released to Dockter or should Dockter acquire any additional common shares in the capital of Firstgold ("Additional Shares"), he shall forthwith deliver for transfer with a duly completed power of attorney to transfer such Additional Shares and Secured Shares to the Trustee in order to cause such Additional Shares and Secured Shares to be subject to the terms and conditions of this Agreement.

3.           In the event Dockter shall hold, at anytime during the term of this Agreement, in excess of 10% of the outstanding shares in the share capital of Firstgold, on a fully diluted basis, Dockter hereby agrees not to acquire additional shares of Firstgold, or other securities convertible into shares of Firstgold, other than ratably with other shareholders, it being understood that the foregoing restriction is intended to maintain Dockter's pro rata interest in Firstgold. Notwithstanding the foregoing, Dockter shall be permitted to acquire common shares issued on the exercise of stock options granted in the normal course in accordance with Firstgold's stock option plan, or on the exercise of outstanding share purchase warrants, which shall be aggregated with his shareholdings in determining his right to participate ratably with other shareholders. For greater certainty, neither the Trustee nor the transfer agent for Firstgold will be responsible or liable for ensuring Dockter's compliance with this provision and the Trustee will only be required to take notice of the common shares that are actually deposited with it.

4.           Nothing herein shall be construed so as to preclude Dockter from disposing of any or all of the Trust Shares (the "Sold Shares") on the open market to a non-related or unassociated third party (within the meaning given to such terms in the Securities Act (Ontario) and Regulation 61101 - Respecting protection of minority security holders in special transactions) purchasers (each a "Purchaser") and the Trustee hereby undertakes to transfer the ownership of such Sold Shares over to the Purchaser's broker as directed by Dockter upon delivery of a signed certificate, in the form annexed hereto as Schedule "A", confirming that such sale is on the open market to an unrelated or unassociated party.

5.           The Trustee hereby agrees to vote the Trust Shares in such manner as may from time to time be directed by Dockter; provided, however that the number of votes so exercised shall at no time exceed 9.9% of the votes, attached to the common shares in the capital of Firstgold, eligible to be cast at any meeting of shareholders of Firstgold, and the remaining Trust Shares shall not be voted. Dockter further agrees that no votes may be cast in respect of Secured Shares, that, when aggregated with the Trust Shares, would exceed 9.9010 of the votes attached to the common shares in the capital of Firstgold, eligible to be cast at any meeting of shareholders of Firstgold, and the Trustee expressly disclaims any responsibility or duty with repect to this covenant. Firstgold covenants to provide the Trustee with an Officer's Certificate, forthwith after the mailing of the notice of any meeting of the common shareholders, certifying to it the total number of Trust Shares that may be voted at the upcoming meeting.

6.           The Trustee shall not incur any liability or responsibility hereunder by reason of any error of law or mistake or any matter or thing done or omitted to be done under or in relation to this Agreement and the trust hereby created except by its own willful neglect or default in carrying out its obligations hereunder.

7.           Firstgold and Dockter each agree to jointly and severally indemnify the Trustee, and its directors, officers, employees and agents and save them harmless from and against all claims, actions, suits, loss or damage which may be incurred or suffered by the Trustee in the proper performance of its duties as Trustee hereunder. This indemnification will survive the termination or discharge of this Agreement and the resignation or removal of the Trustee.

8.           Firstgold covenants to pay the Trustee's reasonable remuneration for all the services to be performed by it hereunder and for any costs and expenses (including the charges of its nominee and the reasonable compensation and disbursements of its counsel and other advisors) incurred by the Trustee in the performance of such services. The Trustee shall not be required to effect any partial or full release of the shares unless its fees and expenses are paid in full.

The Trustee shall be fully protected in acting and relying on any document, certificate, statement, instrument, opinion, report or notice, believed by it to be genuine and to have been signed, sent by or on behalf of the proper party or parties or delivered to it pursuant to this Agreement as to its due execution, validity and effectiveness and as to the truth and accuracy of any information contained therein.

The Trustee will have the right not to act and will not be liable for refusing to act unless it has received clear and reasonable documentation that complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment.

The Trustee may resign and be discharged from all further duties and liabilities hereunder, by giving to Firstgold and Dockter not less than 30 days' prior notice in writing or such shorter prior notice as they may accept as sufficient. In the event of the Trustee resigning or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, Firstgold and Dockter shall forthwith appoint a new trustee; failing such appointment by them, the retiring Trustee, at the expense of Firstgold, may apply to a justice of the Ontario Superior Court of Justice on such notice as such justice may direct, for the appointment of a new trustee. On any such appointment the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as trustee hereunder.

9.           This Agreement shall, subject to the written consent of Toronto Stock Exchange (the "TSX"), terminate forthwith upon the expiration of three (3) years from the date hereof and upon termination of this Agreement and after receipt by the Trustee of payment of any remuneration to which it may then be entitled hereunder, including any costs and expenses, the Trustee will transfer the Trust Shares to or to the order of Dockter. This Agreement may not be amended without the prior written consent of the TSX.

10.            Any monies received by the Trustee from Firstgold by way of cash dividend or return of capital on the Trust Shares shall be distributed to Dockter. Any distribution of stock arising from a stock split, stock dividend or corporate reorganization shall be subject to the terms of this Agreement.

11.           This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

12.           This Agreement may be executed in several parts in the same form and such parts as so Executed shall together form one original agreement, such parts if more than one shall be read together and construed as ifall signing parties hereto had executed one copy of this Agreement.

13.            Any notices given hereunder shall be deemed to be sufficiently given if sent to:

Trustee:

Equity Transfer & Trust Company
200 University Avenue, Suite 400
Toronto, ON
M5H 4Hl
Attention: Manager, Corporate Trust Department
Fax: 416-361-0470

Firstgold:

Firstgold Corp.
Corporate Headquarters
3108 Ponte Morino Dr.
Suite 210
Cameron Park, CA 95682
Attention: Stephen Akerfeldt
Fax: [1-530-677-7626 ]

Dockter:

c/o
Firstgold Corp.
Corporate Headquarters
3108 Ponte Morino Dr.
Suite 210
Cameron Park, CA 95682
Attention: Mr. Scott Dockter
Fax: [1-530-677-7626 ]

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

FIRSTGOLD CORP.

	By:	/s/ Stephen Akerfeldt
Stephen Akerfeldt

/s/		/s/ A. Scott Dockter
Witness		A. Scott Dockter

EQUITY TRANSFER & TRUST COMPANY

By:	/s/ Carol Mikos
Authorized Signatory

By:	/s/ Shelley Martin
Authorized Signatory

Schedule "A"

Direction to Transfer

To:	Equity Transfer & Trust Company, as Trustee 200 University Avenue, Suite 400 Toronto, ON M5H 4Hl Attention: Manager, Corporate Trust Department

Re:	Voting Trust and Escrow Agreement dated as of May [ ],2008 between Firstgold Corp., A. Scott Dockter, and Equity Transfer & Trust Company

Pursuant to Section 4 of the referenced Agreement, the undersigned hereby certifies that [                 ] common shares of Firstgold Corp. have been sold on the open market to a non-related or unassociated third party (within the meaning given to such terms in the Securities Act (Ontario) and Regulation 61-101 - Respecting protection of minority security holders in special transactions) and accordingly, requests that the Trustee transfer the equivalent number of Trust Shares to the party named below and this shall be your good and sufficient authority for doing so.

Registration:

Address:

Please deliver such common shares to:

Dated this [    ] day of [       ], 200

A. Scott Dockter

Scott Dockter Summary of Outstanding Shares

1,329,000	Pledged to Triangle Equities

1,000,000	Pledged to Triangle Equities

2,000,000	Pledged to Stern Capital

40,000	On account with Finance 500

1,882,934	On account with Finance 500

900,000	On account with Finance 500

6,200	In possession

38,236	In possession

76,271	In possession

Total shares In security/pledge agreements	4,329,000

Total shares to be transferred to voting trust	2,943,541